Exhibit 10.9
FIFTH THIRD BANK

Revolving Note

NOTE No. ______-_______

$3,000,000.00
November 2nd, 2005

1.  PROMISE TO PAY. On or before October 31, 2007, Interactive Intelligence, Inc., an Indiana corporation which has its chief executive office at 7601 Interactive Way, Indianapolis, Indiana 46278 (“Borrower”) for value received, hereby promises to pay to the order of Fifth Third Bank (Central Indiana), a Michigan banking corporation located at 251 North Illinois Street, Indianapolis, Marion County, Indiana 46204 (together with its successors and assigns, the “Lender”) the sum of the lesser of (a) Three Million and no/100ths Dollars ($3,000,000.00) and (b) the Borrowing Base (as defined in paragraph 9 hereof) (the “Principal Sum”), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this promissory note (this “Note”). The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. As used herein, “Local Time” means the time at the office of Lender specified in this Note.

(a)  Principal and interest payments shall be made at Lender’s address above unless otherwise designated by Lender in writing. Each payment hereunder shall be applied first to advanced costs, charges and fees, then to accrued interest, and then to principal, which will be repaid in inverse chronological order of maturity.

(b)  The loan evidenced by this Note is a revolving line of credit. The proceeds of this Note shall be made in the form of direct Advances (as this term and others are defined in Section 9 of this Note) which shall be made available to Borrower by Lender upon any written, electronic, telecopy or verbal loan request (provided that any verbal loan request is promptly confirmed in writing), which Lender in good faith believes to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case. All Advances made hereunder shall be conclusively presumed to have been made by Lender to or for the benefit of Borrower. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced, in partial amounts, during the term of this Note and prior to the Maturity Date. Lender shall make each such advance to Borrower upon Lender’s receipt of Borrower’s request for disbursement and disbursement instructions, which shall be in such form as Lender requires. Lender is entitled to rely in good faith on any oral, telephonic or electronic mail communication requesting an advance or providing disbursement instructions, or both, which Lender receives from any person reasonably believed to be Borrower’s authorized representative. The entire principal balance outstanding hereunder, together with all accrued and unpaid interest and any other charges, advances and fees, if any, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note.

2.  INTEREST.

(a)  Prior to the Maturity Date, interest will accrue on the unpaid balance of the Principal Sum at a variable rate of interest per annum (the “Note Rate”), which shall change in the manner set forth below, at Borrower's option:

(i)  equal to one and one-quarter percent (1.25%) in excess of the LIBO Rate, such sum to be rounded up, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1.0%) per annum; or

(ii)  equal to the Prime Rate minus one and one-half percent (1.50%).

(b)  If the obligation evidenced by this Note is not paid at maturity, whether maturity occurs by lapse of time, demand, acceleration or otherwise, the unpaid balance of the Principal Sum and any unpaid interest shall, thereafter until paid, bear interest at the Default Rate.

(c)  Interest shall be calculated based on a 360-day year, charged for the actual number of days elapsed, and shall be payable on the first (1st) day of each month beginning on December 1, 2005.

(d)  Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Principal Sum exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

3.  SECURITY.

(a)  The following provides additional security for the payment of the obligations evidenced hereby, and of all other obligations and liabilities of Borrower to the Lender, whether such obligations and liabilities are now existing or hereafter arising. Borrower has granted the Lender a security interest in certain of Borrower’s securities pursuant to that certain Collateral Security and Pledge Agreement dated of even date herewith (as the same may be amended, restated or replaced from time to time, the “Security Agreement”), including all substitutions and additions thereto, and the proceeds thereof including insurance proceeds (all of the foregoing, together with any other property in which Lender shall at any time be given a security interest, shall hereinafter be referred to as the “Collateral”).

(b)  If, at the time of payment in full of this Note and discharge hereof, Borrower shall be then directly, indirectly or contingently liable to the Lender as maker, endorser, surety or guarantor of any other note, bill of exchange, indebtedness or other instrument, due or to become due, now existing or hereafter arising and regardless of how evidenced, then the Lender may continue to hold any of the Collateral as security therefor, even though this Note shall have been surrendered to Borrower. The Lender shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties. If any obligation evidenced by this Note is not paid when due, the Lender may, at its option, demand, set-off, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral, and shall have the rights of a secured party under the law of the State of Indiana, and Borrower shall be liable for any deficiency.

(c)  This Note is also secured by any of Borrower’s funds on deposit with the Lender. The failure to reference in this Note any security for this Note shall not, however, be construed to invalidate any security interest, pledge, mortgage or other lien which pursuant to the terms of any agreement or instrument creating such lien secures this Note or any or all obligations of Borrower to Lender generally.

4.  USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used for business purposes to provide working capital for Borrower’s operations.

5.  COMMITMENT FEE. Lender has waived the commitment fee for the Loan.

6.  REPRESENTATIONS AND WARRANTIES. Borrower hereby warrants and represents to Lender the following:

(a)  Organization and Qualification. Borrower is a corporation validly existing under the laws of Indiana, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

(b)  Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action by its board of directors, and shall not contravene any law or any governmental rule or order binding on Borrower, nor violate any agreement or instrument by which Borrower is bound, nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

(c)  Litigation. Except for those matters previously disclosed by Borrower to Lender [none of which matters, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of Borrower or its subsidiaries or the ability of Borrower to perform Borrower’s obligations under the Loan Documents], there are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

(d)  Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower’s business, properties or prospects. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others.

(e)  Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

(f)  Laws and Taxes. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

(g)  Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (iii) assets disposed of  in the ordinary course of business, and (iv) any security interests, pledges, assignments or mortgages granted to Lender to secure the repayment or performance of  the Obligations (collectively, the “Permitted Liens”).

(h)  Subsidiaries and Joint Ventures. Except for the subsidiaries listed in the attached Exhibit “A,” Borrower has no subsidiaries and is not a party to any joint venture agreement, or partnership agreement with another entity.

7.  AFFIRMATIVE COVENANTS. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

(a)  Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

(i)  Within sixty (60) days after the end of each quarter, an as-filed copy of Borrower’s Form 10-Q;

(ii)  Within one-hundred twenty (120) days after the end of each fiscal year, a copy of Borrower’s financial statements audited by independent certified public accountants reasonably acceptable to Lender, including a balance sheet and a statement of income and retained earnings all prepared in accordance with GAAP on a basis consistent with prior years unless specifically noted thereon;

(iii)  With the statements submitted above, a certificate signed by an officer of Borrower, stating he or she is familiar with all documents relating to Lender and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto (a “Compliance Certificate”);

(iv)  Within thirty (30) days after the end of each month, a copy of the account statement for the Pledged Account for the preceding month, which reflects the current market value of the securities held therein;

(v)  Within thirty (30) days after the end of each month, a Borrowing Base Certificate, in form and substance acceptable to Lender and signed by an officer of Borrower; and

(vi)  Immediately upon any officer of Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof.

All of the statements referred to in (a) above shall be in conformance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the loans as it may reasonably request from time to time.

(b)  Insurance. At its own cost, Borrower shall obtain and maintain insurance against (i) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by companies with established reputations engaged in the same or similar business as Borrower and, in any event, sufficient to fully protect Lender’s interest in the Collateral, and (ii) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies shall (A) be issued by financially sound and reputable insurers, (B) name Lender as an additional insured and, where applicable, as loss payee under a Lender loss payable endorsement satisfactory to Lender, and (C) shall provide for thirty (30) days written notice to Lender before such policy is altered or canceled. All of the insurance policies required hereby shall be evidenced by one or more certificates of insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.

(c)  Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

(d)  Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all environmental laws, in all respects material to Borrower’s business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

(e)  Depository/Banking Services. Lender shall be the principal depository in which substantially all of Borrower’s funds are deposited, and the principal bank of account of Borrower, as long as any Obligations are outstanding, and Borrower shall grant Lender the first and last opportunity to provide any business banking services required by Borrower and its Affiliates.

(f)  Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Note, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower. To the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations and Borrower’s payments under this Note may be increased to provide for payment of such Obligations plus interest thereon.

(g)  Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

8.  NEGATIVE COVENANTS. Borrower covenants with and represents and warrants to Lender that, from and after the execution date hereof until the Obligations are paid and satisfied in full:

(a)  Borrower shall not permit the market value of the Pledged Account to be less than Three Million Five Hundred Thousand and 00/100ths Dollars ($3,500,000.00); and

(b)  Borrower shall not incur, create, assume or permit to exist any additional indebtedness for borrowed money (other than the Obligations) or indebtedness on account of depositions, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations.

9.  DEFINITIONS. Certain capitalized terms used and not otherwise defined herein have the meanings set forth in the Security Agreement or in the other Loan Documents. All financial terms used herein but not defined in the Security Agreement or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state of Indiana. The following definitions are used herein:

(a)  “Advance” means a direct advance of funds to Borrower from Lender under and pursuant to the terms of this Note.

(b)  “Affiliate” means, as to Borrower, (i) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (ii) any person who is a director, officer or employee (A) of Borrower or (B) of any person described in the preceding clause (a).

(c)  “Assets” means the total of the treasury stock, paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary.

(d)  “Borrowing Base” means Ninety Percent (90%) of the market value of the contents of the Pledged Account.

(e)  "Borrowing Base Certificate" means a statement, setting forth the market value of the Pledged Account, the current indebtedness under this Note, and a calculation showing whether the outstanding balance complies with the Borrowing Base, in form and substance acceptable to Lender, as the same may be amended from time to time.

(f)  “Control Agreement” means that certain Control Agreement dated of even date herewith and executed by Borrower and Fifth Third Securities in favor of Lender.

(g)  “Default Rate” means four percent (4.0%) per annum plus the Note Rate.

(h)  “Liabilities” means (i) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amounts attributable to minority interest if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis (if Borrower should have a subsidiary) as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined; (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases); and (iii) all indebtedness of others which Borrower or any subsidiary has directly or indirectly guaranteed, endorse (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase, repurchase, or otherwise acquire, or in respect of which Borrower or any subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

(i)  "LIBO Interest Period" means thirty (30) days, provided that if any LIBO Interest Period would otherwise expire on a day which is not a LIBO Rate Banking Day, the LIBO Interest Period shall be extended to the next succeeding LIBO Rate Banking Day except if the next succeeding LIBO Rate Banking Day occurs in the following calendar month, then the LIBO Interest Period shall expire on the immediately preceding LIBO Rate Banking Day.

(j)  "LIBO Rate" means the rate obtained by dividing (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for the LIBO Interest Period, as determined by Lender in its discretion based upon information which appears on page LIBOR01, captioned British Bankers Assoc. Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be use by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, two (2) LIBO Banking Days prior to the first day of each LIBO Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto, all as conclusively determined by Lender. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the LIBO Rate shall change automatically without notice to Borrower immediately on the first day of each LIBO Interest Period, with any change thereto effective as of the opening of business on the day of the change.

(k)  "LIBO Rate Banking Day" means any day other than a Saturday or a Sunday on which banks are open for business in Indianapolis, Indiana, and on which banks in London, England, settle payments.

(l)  “Lien” means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

(m)  “Loan Documents” means any and all Rate Management Agreements and each and every document or agreement executed by Borrower or any other party evidencing, guarantying or securing any of the Obligations, including but not limited to this Note, the Pledge Agreement, and the Control Agreement; and “Loan Document” means any one of the Loan Documents.

(n)  “Maturity Date” means October 31, 2007.

(o)  “Obligation(s)” means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Lender and any affiliate of Lender, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, any and all Rate Management Obligations, letters of credit now or hereafter issued by Lender or any affiliate of Lender for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guaranteeing, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

(p)  “Pledge Agreement” means that certain Security and Pledge Agreement dated of even date herewith, executed by Borrower in favor of Lender which grants to Lender a perfected security interest in a certain investment account Borrower holds with Fifth Third Securities, as the same may be amended from time to time.

(q)  “Pledged Account” means that certain securities account number __________________ at Fifth Third Securities pledged to Lender as collateral for this Note pursuant to the Pledge Agreement, which shall contain United States Treasuries and other cash equivalents with a market value of not less than Three Million Five Hundred Thousand and no/100ths Dollars ($3,500,000.00) at any time.

(r)  “Prime Rate” means the rate established by the Lender from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Lender’s most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, obligations subject to this rate of interest shall change automatically without notice to the Borrower immediately with each change in the Prime Rate.

(s)  “Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Lender, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

(t)  “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Lender, whether absolute, contingent or otherwise whether now or hereafter arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

(u)  “Subsidiary” means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

10.  EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, an “Event of Default”), Lender may, at its option, without any demand or notice whatsoever, cease making advances and declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

(a)  Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for a period of ten (10) days thereafter.

(b)  Any representation or warranty of Borrower set forth in this Note, any Loan Document or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

(c)  Borrower shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of thirty (30) days.

(d)  The legal incompetence or dissolution of Borrower, or death of any guarantor, or of any endorser of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

(e)  Any failure to submit to Lender Borrower’s or any guarantor’s current financial information upon request.

(f)  The creation of any Lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, the Pledged Account, or any accounts with Lender.

(g)  A commencement by the Borrower or any endorser or guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower or any endorser or guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any endorser or guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of Borrower or any endorser or guarantor of the Obligations; or the filing and pendency for thirty (30) days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or guarantor of the Obligations of any general assignment for the benefit of creditors; or the failure of the Borrower or any endorser or guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower or any endorser or guarantor of the Obligations in furtherance of any of the foregoing.

(h)  Nonpayment by the Borrower of any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

(i)  Any sale, conveyance or transfer of any rights in the Collateral securing the Obligations, or any destruction, loss or damage of or to the Collateral in any material respect.

11.  REMEDIES.

(a)  Upon the occurrence of any Event of Default, Lender may declare all sums hereunder immediately due and payable, and may foreclose on all Collateral securing the Obligations, all without further notice to Borrower. In addition to any other remedy permitted by law, Lender may at any time, without notice, apply the Collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings, provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the 11 U.S.C. § 101 et. seq. (the “Bankruptcy Code”).

(b)  Notwithstanding any other legal or equitable rights of Lender, Lender, in the Event of Default, is

(i)  hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to the Collateral including, but not limited to, the right to collect all income or other distributions arising therefrom and to exercise all voting rights connected with the Collateral; and

(ii)  is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any private or public sale without either demand or notice to Borrower, or any advertisement, the same being hereby expressly waived, at which sale Lender is authorized to purchase said property or any part thereof, free from any right of redemption on the part of Borrower, which is hereby expressly waived and released to the extent permitted by applicable law.

(c)  In case of sale for any cause, after deducting all costs and expenses of every kind, Lender may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of Borrower, whether due or not due, to Lender; after such application and the return of any surplus, Borrower agrees to be and remains liable to Lender for any and every deficiency after application as aforesaid upon this and any other Obligation. Borrower shall pay all costs of collection incurred by Lender, including its attorney’s fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

(d)  Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

12.  LATE PAYMENTS; DEFAULT RATE; FEES. If any payment is not paid when due (whether by acceleration or otherwise) or within ten (10) days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or five percent (5%) of the payment amount, whichever is greater with a minimum fee of Twenty and no/100ths Dollars ($20.00). After an Event of Default, Borrower agrees to pay to Lender a fixed charge of Twenty-five and no/100ths Dollars ($25.00), or Borrower agrees that Lender may, without notice, increase the Note Rate to the Default Rate. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

13.  PREPAYMENT. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Partial prepayments shall not excuse any subsequent payment due.

14.  ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

15.  SEVERABILITY. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

16.  ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

17.  MODIFICATION; WAIVER OF LENDER. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note and the Loan Documents must be contained in a writing signed by Lender. Lender may perform Borrower’s obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not by affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (a) any of the obligations belonging to any co-borrower, endorser, or guarantor, (b) any of its rights against any co-borrower, guarantor or endorser, or (c) the Collateral or any other property securing the Obligations.

18.  WAIVER OF BORROWER. Borrower and any endorser or guarantor hereof hereby waive demand, presentment, notice of acceptance, protest and notice of dishonor, notice of protest and notice of default. Each of Borrower, including but not limited to all co-makers, guarantors and accommodation makers of this Note, hereby waives relief under valuation and appraisement laws and all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”). Such waiver is entered to the full extent permitted by Section 3-605(i) of the UCC.

19.  GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, and will be construed and enforceable in accordance with and governed by the internal laws of, the State of Indiana, without regard to principles of conflicts of law. To induce Lender to make the loan described herein, Borrower irrevocably agrees that all actions arising, directly or indirectly, as a result or consequence of this Note, any other agreement with Lender, or the Collateral, shall be commenced and litigated only in courts having their situs in the city of Indianapolis, Indiana. Borrower hereby consents to the exclusive jurisdiction and venue of any State or Federal court having its situs in said city, and waives any objection based on forum non conveniens. Borrower hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to Borrower as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise.

20.  WAIVER OF JURY TRIAL. The Lender and Borrower, after consulting or having had the opportunity to consult with counsel, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, OR ANY COURSE OF CONDUCT, DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. Neither the Lender nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Lender or the Borrower except by a written instrument executed by both of them. This provision is a material inducement to Lender providing financial accommodations to Borrower.

IN WITNESS WHEREOF, Borrower has executed this Note as of November 2, 2005.

BORROWER:

INTERACTIVE INTELLIGENCE, INC.,
an Indiana corporation

By: /s/ Stephen R. Head
Stephen R. Head, Chief Financial Officer

EXHIBIT A

SUBSIDIARIES

Name       Jurisdiction of Organization

Interactive Intelligence, Inc. International  United States

Interactive Portal, Inc.     United States

Vonexus, Inc.      United States

Interactive Intelligence France S.A.R.L.  France

ININ (Australia) Pty Ltd.    Australia

ININ UK Limited     England

ININ Netherlands B.V.    The Netherlands

SECURITY AND PLEDGE AGREEMENT

FOR VALUE RECEIVED, Interactive Intelligence, Inc.(the “Pledgor”), hereby transfers, assigns, delivers, sets over, hypothecates and pledges to Fifth Third Bank (Central Indiana) (“Pledgee”), and grants a security interest to Pledgee in all of Pledgor's right, title and interest in and to shares of stock and other securities held in that certain Fifth Third Securities Account # _____________________ (the “Investment Account”) with a market value in the sum of not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the “Minimum Value”) currently held by Fifth Third Securities (the “Broker”), together with any and all “proceeds” (as such term is defined in Section 9.1-102 of the Indiana Uniform Commercial Code, as amended) thereof (all of the foregoing being referred to herein collectively as the “Collateral”), to secure the performance and payment when due of the obligations of Pledgor to Pledgee, including but not limited to Pledgor’s indebtedness to Pledgee pursuant to a promissory note of even date in the original principal sum of Three Million and no/100ths Dollars ($3,000,000.00) (the “Note”).

1.  Representations and Warranties. Pledgor warrants and represents to Pledgee that:

(a)  Pledgor has and will maintain at all times full and absolute title to and ownership of the Collateral, free of all security interests, liens, encumbrances, charges, claims of third parties and rights of set off or recoupment, except the security interests granted pursuant to this Security and Pledge Agreement (this “Agreement”), and has the right to pledge and subject the Collateral to the pledge and security interests herein granted; and

(b)  Pledgor has duly executed and delivered this Agreement and it constitutes a legal, valid, and binding obligation of Pledgor, enforceable in accordance with its terms.

2.  Dividends and Voting. As long as no Event of Default has occurred and is continuing, all dividends upon any shares and securities deposited hereunder shall belong to Pledgor, and all voting rights incident to such shares and securities shall be vested in Pledgor. Should any such Event of Default hereunder occur and be continuing, all dividends upon the shares and securities shall be paid to Pledgee to be applied to reduce the sums due under the Note, and Pledgee may immediately exercise all voting rights incident to such shares. Effective with the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably appoints Pledgee as proxy for the shares deposited by Pledgor, acknowledging that such appointment is coupled with an interest and that the term of such appointment is to continue until such time as all shares are sold or returned to Pledgee. Except as provided in this paragraph, so long as no Event of Default has occurred (as hereinafter defined), Pledgor shall continue to enjoy all rights and privileges attendant to Pledgor’s ownership of the Collateral.

3.  Covenants. Pledgor covenants and agrees that, from and after the date hereof and until the Note is fully satisfied or the Collateral is otherwise released and delivered to Pledgor, without Pledgee's prior written consent:

(a)  Pledgor will not: (i) sell, assign, transfer, exchange, convert or otherwise dispose of, or grant any option with respect to, the Collateral, unless concurrently therewith the transferee in any such instance acknowledges this pledge and subjects its interest in the Collateral to the interest of Pledgee created by this Agreement; or such Collateral continues to be maintained with Broker subject to Pledgee's security interest; or (ii) take any other action with respect to any of the Collateral that would impair the interest or rights of Pledgee or Pledgor in, to or under any of the Collateral;

(b)  Pledgor will not create, incur or permit to exist any lien with respect to any of the Collateral, or any interest therein, except for the lien provided under this Agreement; and

(c)  Pledgor will not move the Collateral from the Investment Account.

4.  Events of Default/Remedies. Any of the following shall constitute a default (an “Event of Default”) by Pledgor under this Agreement: (a) the occurrence of an Event of Default pursuant to the Note; (b) the market value of the Collateral shall be less than the Minimum Value and Pledgor shall have failed to cure within ten (10) days; and (c) breach by Pledgor of any covenant, or other provision of this Security Agreement following Pledgee’s written notice to Pledgor specifying such breach and providing thirty (30) days’ opportunity to cure such breach. During the continuance of an Event of Default, Pledgee may itself, or through one or more nominees, at its option, sell the Collateral, or any part thereof, at public or private sale, on 10 days' notice in writing to Pledgor of the time and place of such sale, and Pledgee shall apply the proceeds of such sale to the payment of the expenses incident thereto, including reasonable attorney fees, and to the payment of all sums due and payable under the Note. The surplus, if any, shall be paid over to Pledgor. At the sale of the Collateral, Pledgee may purchase the whole or any part thereof, by bidding all or a part of the sums due him, and receive title thereto free and clear of any claim or demand of Pledgor. Pledgee may exercise all rights and remedies of a pledgee and secured party allowed by applicable law.

5.  Monthly Reports. Within ten (10) days after the end of each month, Pledgor shall deliver or have delivered to Pledgee a listing identifying the Collateral and reflecting the current market value of the Investment Account. In the event a monthly report reflects the market value of the Investment Account is less than the Minimum Value, Pledgor shall have ten (10) days to cure. After cure, Pledgor shall present proof of such cure to Pledgee in the form of an amended monthly report.

6.  Termination. Upon full satisfaction of the Note or such earlier date as Pledgee voluntarily releases the Collateral to Pledgor, this Agreement shall terminate.

7.  Successors and Assigns. This Agreement and all obligations of Pledgor hereunder shall be binding upon Pledgor and his successors and assigns and shall inure to the benefit of Pledgee and its respective successors and assigns.

8.  General. This Agreement shall be governed by the laws of the State of Indiana. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

To the Pledgee:	Fifth Third Bank 251 N. Illinois Street, Suite 1000 Indianapolis, Indiana 46204 Attn: Angela Cecil, Vice President
To the Pledgor:	Interactive Intelligence, Inc. 7601 Interactive Way Indianapolis, IN 46278 Attn: Stephen R. Head, CFO

     Either party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications are to be delivered by giving the other party written notice of same.

10.  Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party’s attorney's fees shall be paid by the other party to such action or proceeding, in addition to any other remedy provided for in the Note.

11.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

Executed and delivered as of this 2nd day of November 2005.

PLEDGOR:

By: /s/ Stephen R. Head

Its: CFO

PLEDGEE:

FIFTH THIRD BANK (Central Indiana)
a Michigan banking corporation

By: /s/ Angela Cecil
Angela Cecil, Vice President

CONTROL AGREEMENT

Re: Account No.

FIFTH THIRD BANK (CENTRAL INDIANA)

Secured Party FBO

INTERACTIVE INTELLIGENCE, INC.

This Agreement refers to the above-referenced and entitled Fifth Third Securities (“Securities”) Account (together with any substitution or replacement thereof, the “Investment Account”) which the undersigned account holder (the “Account Holder”) has instructed Securities to entitle as referenced above and hold certain of the Account Holder’s assets. The Account Holder and Securities hereby acknowledge and agree that the Investment Account is a cash securities account and is not a DVP account, a retirement account or a margin account.

The Account Holder and Fifth Third Bank (Central Indiana) (“Secured Party”) hereby notify Securities that the Account Holder has granted the Secured Party a security interest in the Investment Account, all financial assets and other items therein, all proceeds thereof and distributions in connection therewith and income received thereon (the “Collateral”) in the minimum face value of Three Million Five Hundred Thousand and no/100ths Dollars ($3,500,000.00) (the “Minimum Value”) pursuant to a Security and Pledge Agreement dated even date herewith made by the Account Holder in favor of the Secured Party (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”). Securities hereby acknowledges being so notified and confirms that it has recorded such security interest on its books and records. Further, Securities confirms that as of the date hereof, its personnel generally responsible for maintaining records of liens or security interests with respect to customer securities accounts, have no knowledge of any restraint, security interest, lien or other adverse claim in or to the Investment Account or any item therein; provided that Securities may retain a subordinated lien in connection with any obligations that Account Holder may have incurred with Securities. In addition, Securities agrees to use reasonable efforts to notify the Secured Party and the Account Holder in the event it receives any written notice of any lien, encumbrance or adverse claim against the Investment Account or any of the other Collateral.

Absent written instructions from the Secured Party to the contrary (see“Notice of Exclusive Control” discussed below), the Account Holder shall be authorized to operate the Investment Account in accordance with the terms of this Control Agreement and the Account Holder's existing agreements with Securities (the “Account Agreements”), subject to Secured Party's security interest in the Collateral; provided, that the Account Holder may not withdraw or transfer any Collateral from the Investment Account other than in connection with Permitted Trading. “Permitted Trading” for purposes of this Control Agreement is the right of the Account Holder to sell Collateral in the Investment Account and invest the proceeds of such sale, as well as other cash available in the Investment Account from time to time, in marketable securities, cash or cash equivalents, so long as no Collateral is released from the Investment Account as a result of such sale, and so long as the Minimum Value is maintained at al times. However, the Account Holder hereby acknowledges and agrees that the Secured Party's consent to Permitted Trading in no way constitutes a waiver of any of its rights under the Security Agreement and that it is the Account Holder’s obligation to ensure at all times that the type and amount of the Collateral in the Investment Account meets the maintenance requirements contained in the Security Agreement.

Notwithstanding anything herein to the contrary, upon written notice at any time from the Secured Party to Securities (the “Notice of Exclusive Control”): (a) the Account Holder shall have no right, and Securities will not permit the Account Holder, to trade or in any other manner withdraw or transfer any or all financial assets or credit balances in the Investment Account, without the Secured Party’s prior written consent in each instance; and (b) Securities shall not accept or honor any instructions from or on behalf of the Account Holder in respect of the Investment Account, without the Secured Party’s prior written consent. Securities agrees that all property in the Investment Account at any time shall be treated as a financial asset for purposes of the Uniform Commercial Code in effect in Indiana as of the date hereof.

The Account Holder hereby authorizes Securities to, and Securities shall, provide the Secured Party with monthly account statements and trade confirmations when issued, and to disclose to the Secured Party such information relative to the Investment Account and the financial assets and credit balances therein as the Secured Party may at any time and from time to time request, without any reference to any further authority for, or inquiry as to the justification for, such disclosure. The parties hereby agree that Securities will provide Investment Account information to Secured Party as frequently as Secured Party may require to permit it to monitor the Collateral for compliance with the Security Agreement.

Securities will comply with all entitlement orders originated by the Secured Party without further action or consent by Account Holder or any other person and will (1) as frequently as required in writing by the Secured Party, transfer all available credit balances and financial assets in the Investment Account to such account as may be designated by the Secured Party by wire transfer, depository transfer check, automatic clearing house electronic transfer, or otherwise, as the Secured Party may direct in its sole discretion; and (2) maintain the Investment Account and all financial assets and other items therein as the Secured Party may direct in writing from time to time (including using its best efforts to place or negotiate orders to sell securities in the Investment Account, including but not limited to sell orders pursuant to stock powers issued in favor of Securities, and transferring the proceeds of sale to the Secured Party in accordance herewith), in each case until such time (if any) as the Secured Party withdraws or rescinds the Notice of Exclusive Control.

Any security interest in or lien on the Investment Account or other Collateral, as defined in this Control Agreement, granted to or otherwise obtained by Securities (including, without limitation, setoff rights) shall be junior and subordinate to the security interest and lien of the Secured Party in and on the Investment Account and other Collateral, as defined in this Control Agreement, regardless of the order of perfecting any such security interest or lien, the filing or absence of filing any financing statement or the taking or failure to take any other action. Securities acknowledges the Secured Party's perfected security interest in the Investment Account and other Collateral, as defined in this Control Agreement, and agrees that, except as provide herein, it will not (i) foreclose upon, sell or otherwise dispose of the Investment Account or any such other Collateral, or exercise any bankers' or other lien or right of setoff or similar right in connection with the Investment Account or any such other Collateral, in each case without the Secured Party’s prior written consent; or (ii) receive, accept or apply any proceeds of the Investment Account or any such other Collateral to or on account of any indebtedness or obligation of the Account Holder to Securities, in each case until the Secured Party has released its security interest in the Investment Account and any such other Collateral, provided, however, that nothing herein shall limit Securities's right to debit the Investment Account in payment of its then current commissions, charges and other such fees associated with the Investment Account and due to Securities, and from time to time to debit the Investment Account in an amount equal to the amount of any deposit that Securities has credited to the Investment Account that is thereafter returned to Securities because of insufficient funds or is otherwise unpaid. Securities shall neither advance margin or other credit against the Investment Account, nor hypothecate any financial assets or other items carried in the Investment Account, without the prior written consent of the Secured Party. Securities shall not agree with any other person or entity that it will comply (and Securities shall not comply) with any withdrawal, transfer, payment or redemption instruction, or any other entitlement order or other order, from such person or entity concerning the Investment Account or any financial assets or other items therein, without the Secured Party’s prior written consent, and any such agreement entered into without such consent shall be null and void.

The Account Holder acknowledges and agrees that this Control Agreement constitutes written notification to Securities with respect to the Secured Party's security interest in the Collateral pursuant to Articles 8 and 9 of the Uniform Commercial Code in effect in Indiana as of the date hereof and any applicable federal regulations for the Federal Reserve Book Entry System. The Account Holder and the Secured Party each acknowledges and agree that Securities shall not be held responsible for (A) any decline in the market value of the Collateral or the failure to notify the Account Holder or the Secured Party thereof; or (B) Securities’s failure to take any action with respect to the Collateral, except as expressly provided in this Control Agreement, or as instructed by the Secured Party to Securities in accordance with this Control Agreement (which instructions may be oral followed by written confirmation); (C) and, except as expressly provided in this Control Agreement, this Control Agreement shall not abridge any rights Securities otherwise may have. To the extent that any provisions of this Control Agreement conflicts with any provisions of the Account Agreements, the provisions of this Control Agreement shall control.

Except with respect to the obligations and duties expressly provided in this Control Agreement, this Control Agreement shall not impose or create any obligations or duties upon Securities that are greater than or in the addition to the usual and customary obligations and duties, if any, of Securities with respect to the Investment Account or the Account Holder. Except as expressly provide in this Control Agreement, Securities shall have no obligation or duty whatsoever to interpret the terms of any other agreements between the Account Holder and the Secured Party or to determine whether any default exists thereunder.

The Account Holder hereby irrevocably authorizes and instructs Securities to perform and comply with the terms of this Control Agreement and to the extent there is any conflict between the Control Agreement and the Account Agreements, the provisions of this Control Agreement will control. The Account Holder hereby indemnifies and holds harmless Securities from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney's fees) and liabilities of every nature and character arising out of or related to this Control Agreement or the transactions contemplated hereby or any actions taken or omitted to be taken by Securities hereunder, including, without limitation, claims arising out of Securities's failure to permit the Account Holder or any other party to withdraw funds from the Investment Account other than in strict compliance with the terms of this Control Agreement, except to the extent directly caused by Securities's gross negligence or willful misconduct. The Secured Party shall indemnify and hold harmless Securities from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney's fees) and liabilities of every nature and character that may result from Securities’s compliance with the Secured Party’s instructions or requests as permitted or required under this Control Agreement, except to the extent directly caused by Securities’s gross negligence or willful misconduct. The foregoing indemnifications shall survive any termination of this Control Agreement.

Securities may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by a person purporting to be the Secured Party or the Account Holder, as the case may be. Securities shall not be liable in connection with the performance or non-performance of its duties hereunder, except for its own gross negligence or willful misconduct. Securities's duties shall be determined only with reference to this Control Agreement and applicable laws, and Securities shall not be charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Securities may consult with counsel of its choice and shall be protected in any action taken or omitted to be taken in connection with the advice or opinion of such counsel. Securities shall have no liability to any party for any incidental, punitive or consequential damages resulting from any breach by Securities of its obligations hereunder.

All notices required to be given pursuant to this Control Agreement shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid and return receipt requested, or sent by overnight courier, addressed to the applicable party at its address set forth on the signature page hereto or, in each case, to such other address for notices as any of the parties to this Control Agreement shall last have furnished in writing to the other parties hereto in accordance with this paragraph. Any such notice or communication shall be deemed to have been duly given or made and to have become effective at the time of the receipt thereof by the party to which it is directed, or when delivery is duly attempted and refused.

This Control Agreement may not be amended or modified without the prior written consent of Securities, the Account Holder and the Secured Party. This Control Agreement shall continued in full force until Securities receives written notice from the Secured Party terminating this Control Agreement. Upon receipt of such notice, all Securities’s obligations under this Control Agreement shall cease including without limitation, any and all obligations hereunder with respect to the maintenance of the Investment Account. Thereafter, Securities may take such steps as the Account Holder may request to vest full ownership and control of the Investment Account in the Account Holder.

No delay or omissions by the Secured Party or Securities in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Control Agreement. No waiver of any right under this Control Agreement shall be effective unless in writing and signed by the Secured Party and Securities, and no waiver on one occasion shall be construed as a bar to or waiver of any such right on any other occasion.

This Control Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Control Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were fully executed and delivered original manual counterpart.

The Control Agreement shall be governed by and construed in accordance with the laws of the State of Indiana (without giving effect to the conflicts of law principles thereof) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

In the event a provision of this Control Agreement is unenforceable, this agreement shall be construed to the extent possible as if the unenforceable provision were omitted.

Please indicate your agreement with the foregoing by signing below and returning this Control Agreement to the Secured Party.

ACCOUNT HOLDER
INTERACTIVE INTELLIGENCE, INC.

By: /s/ Stephen R. Head     Date:  11/2/05
Address: 7601 Interactive Way, Indianapolis, Indiana 46278

SECURED PARTY
FIFTH THIRD BANK (CENTRAL INDIANA)

By: /s/ Angela Cecil      Date:  11/2/05
Angela Cecil, Vice President
Address: 251 N. Illinois Street, Suite 1000, Indianapolis, Indiana 46204

ACCEPTED AND AGREED:

FIFTH THIRD SECURITIES

Signature:  /s/ Joel Proffitt      Date: 11/2/05

Printed Name: Joel Proffitt

Title: Institutional Investments

Address: 251 N. Illinois Suite 1200

Indianapolis, IN 46204